---------------------------

                              AUCTION AGENCY AGREEMENT
                                 dated as of , 2003
                                     Relating to
                           Auction Market Preferred Shares
                                     Series T28

                                     Series Th28

                                      Series M7

                                      Series W7

                                      Series F7
                                         Of
                            EVERGREEN MANAGED INCOME FUND

                             ---------------------------

                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                  as Auction Agent

                                  AUCTION AGENCY AGREEMENT

     This Auction Agency Agreement (this "Agreement"), dated as of , 2003, is between Evergreen MANAGED INCOME Fund (the "Fund") and Deutsche Bank Trust Company Americas, a New York banking corporation.

     The Fund proposes to issue an aggregate of ________ preferred shares, liquidation preference $25,000 per share, designated as Auction Market Preferred Shares Series T28, Series Th28, Series M7, Series W7, and Series F7 (collectively, the "AMPS"), pursuant to the Fund's Statement of Preferences of Auction Market Preferred Shares (the "Statement") (as defined below).

     The Fund desires that Deutsche Bank Trust Company Americas perform certain duties as agent in connection with each Auction (as defined below) of AMPS (in such capacity, the "Auction Agent"), and as the transfer agent, registrar, dividend paying agent and redemption agent with respect to the AMPS (in such capacity, the "Paying Agent"), upon the terms and conditions of this Agreement, and the Fund hereby appoints Deutsche Bank Trust Company Americas as said Auction Agent and Paying Agent in accordance with those terms and conditions (hereinafter generally referred to as the "Auction Agent," except in Sections 3 and 4 below).

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Fund and the Auction Agent agree as follows:

I.       DEFINITIONS AND RULES OF CONSTRUCTION.

1.1  Terms Defined by Reference to the Statement.

     Capitalized terms used herein but not defined herein shall have the respective meanings specified in the Statement.

1.2      Certain Defined Terms.

     As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

     (a) "Agent Member" of any Person shall mean a member of, or participant in, the Securities Depository that will act on behalf of a Bidder.

     (b) "Statement" shall mean the Statement of Preferences of Auction Market Preferred Shares of the Fund in effect at the time the Registration Statement relating to the AMPS is declared effective by the Securities and Exchange Commission, specifying the voting powers, preferences and other rights and limitations of the AMPS.

     (c) "Auction" shall have the meaning specified in Section 2.1 hereof.

     (d) "Auction Procedures" shall mean the procedures as from time to time in effect for conducting Auctions that are set forth in Part II of the Statement.

     (e) "Authorized Officer" shall mean each Vice President, Assistant Vice President and Associate of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a written communication from the Auction Agent to the Fund.

     (f) "Broker-Dealer Agreement" shall mean each agreement between the Auction Agent and a Broker-Dealer substantially in the form attached hereto as Exhibit A.

     (g) "Closing" shall mean the date the Fund consummates the transactions for the issuance and sale of the AMPS.

     (h) "Fund Officer" shall mean the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Secretary and each Assistant Treasurer of the Fund and every other officer or employee of the Fund designated as a "Fund Officer" for purposes hereof in a notice from the Fund to the Auction Agent.

     (i) "Holder" shall be a Person identified as a holder of record of one or more AMPS, listed as such in the Share Register.

     (j) "Settlement Procedures" shall mean the Settlement Procedures attached as Exhibit D to the Broker-Dealer Agreement.

1.3      Rules of Construction.

     Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

     (a) Words importing the singular number shall include the plural number and vice versa.

     (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

     (c) The words "hereof," "herein," "hereto" and other words of similar import refer to this Agreement as a whole.

     (d) All references herein to a particular time of day shall be to New York City time.

II.  THE AUCTION

2.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

(a) The Statement provides that the Applicable Rate on shares of a series of AMPS for each Dividend Period after the Initial Dividend Period shall be the rate per annum determined by the Auction Agent in accordance with the Auction Procedures. The Board of Trustees of the Fund has adopted a resolution appointing Deutsche Bank Trust Company Americas as Auction Agent for purposes of the Auction Procedures. The Auction Agent hereby accepts such appointment and agrees that, on each Auction Date, it shall follow the procedures set forth in this Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate for the AMPS for the next Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

(b) All of the provisions contained in the Auction Procedures and in the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were set forth fully herein.

2.2 Preparation for Each Auction; Maintenance of Registry of Existing Holders.

(a) As of the date hereof, the Fund shall provide the Auction Agent with a list of the Broker-Dealers previously approved by the Auction Agent and shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by each such Broker-Dealer. The Auction Agent shall keep such list current and accurate and shall indicate thereon, or on a separate list, the identity of each Existing Holder, if any, whose most recent Order was submitted by a Broker Dealer on such list and resulted in such Existing Holder continuing to hold or purchase AMPS. Not later than five
Business Days prior to any Auction Date for which any change in such list of Broker-Dealers is to be effective, the Fund shall notify the Auction Agent in writing of such change and, if any such change is the addition of a Broker-Dealer to such list, the Fund shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

(b) In the event that the Auction Date for any Auction shall be changed after the Auction Agent shall have given the notice referred to in paragraph (g) of
Section 1 of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent reasonably deems practicable, shall give notice of such change to the Broker-Dealers not later than the earlier of 9:15 a.m. on the new Auction Date or 9:15 a.m. on the old Auction Date.

(c) The provisions contained in Section 3 of Part I of the Statement concerning Special Rate Periods and the notification of a Special Rate Period will be followed by the Fund and, to the extent applicable, the Auction Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

(d) (i) On each Auction Date, the Auction Agent shall determine the Maximum Rate and the Reference Rate. Not later than 9:30 a.m. on each Auction Date, the Auction Agent shall notify the Fund and the Broker-Dealers of the Maximum Rate and the Reference Rate.

(ii) On each Auction Date, the Auction Agent shall determine the Reference Rate and the Maximum Rate. If any "AA" Financial Composite Commercial Paper Rate, Treasury Index Rate or Reference Rate is not quoted on an interest or bond equivalent, as the case may be, basis, the Auction Agent shall convert the quoted rate to the interest or bond equivalent thereof as set forth in the definition of such rate in the Statement if the rate obtained by the Auction Agent is quoted on a discount basis, or if such rate in quoted on a basis other than an interest or bond equivalent or discount basis the Auction Agent shall convert the quoted rate to an interest or bond equivalent rate after consultation with the Fund as to the method of such conversion.

(iii) If the Reference Rate is the applicable "AA" Financial Composite Commercial Paper Rate and such rate is to be based on rates supplied by Commercial Paper Dealers and one or more of the Commercial Paper Dealers shall not provide a quotation for the determination of the applicable "AA" Financial Composite Commercial Paper Rate, the Auction Agent immediately shall notify the Fund so that the Fund can determine whether to select a substitute Commercial Paper Dealer or substitute Commercial Paper Dealers to provide the quotation or quotations not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers. The Fund promptly shall advise the Auction Agent of any such selection. If the Fund does not select any such substitute Commercial Paper Dealer or substitute Commercial Paper Dealers, then the rates shall be supplied by the remaining Commercial Paper Dealer or Commercial Paper Dealers, if any, or, if there are no such Commercial Paper Dealers, by the Auction Agent.

(iv) If the Reference Rate is the Treasury Index Rate and if any Treasury Index Rate is to be based on rates supplied by U.S. Government Securities Dealers and one or more of the U.S. Government Securities Dealers shall not provide a quotation for the determination of such Treasury Rate, the Auction Agent shall immediately notify the Fund so that the Fund can determine whether to select a substitute U.S. Government Securities Dealers or substitute U.S. Government Securities Dealers to provide the quotation or quotations not being supplied by any U.S. Government Securities Dealers or U.S. Government Securities Dealers. The Fund shall promptly advise the Auction Agent of any such selection.

(e) (i) The Auction Agent shall maintain a registry of the Existing Holders of the AMPS for purposes of each individual Auction. The Auction Agent shall keep such registry current and accurate and shall indicate thereon, or on a separate list, the identity of the respective Broker-Dealer of each Existing Holder, if any, on whose behalf such Broker-Dealer submitted the most recent Order in any Auction which resulted in such Existing Holder continuing to hold or purchase AMPS. The Fund shall provide or cause to be provided to the Auction Agent at or prior to the Date of Original Issue of the AMPS of each series a list of the initial Existing Holders of the shares of each such series of AMPS, the number of shares purchased by each such Existing Holder and the respective Broker-Dealer of each such Existing Holder or the affiliate thereof through which each such Existing Holder purchased such shares. The Auction Agent may rely upon, as evidence of the identities of the Existing Holders, such list, the results of each Auction and notices from any Existing Holder, the Agent Member of any Existing Holder or the Broker-Dealer of any Existing Holder with respect to such Existing Holder's transfer of any AMPS to another Person.

(ii) In the event of any partial redemption of AMPS, upon notice by the Fund to the Auction Agent of such partial redemption, the Auction Agent promptly shall request the Securities Depository to notify the Auction Agent of the identities of the Agent Members (and the respective numbers of shares) from the accounts of which shares have been called for redemption and the person or department at such Agent Member to contact regarding such redemption. At least two Business Days prior to the Auction preceding the date of redemption, the Auction Agent shall request each Agent Member so identified to disclose to the Auction Agent (upon selection by such Agent Member of the Existing Holders whose shares are to be redeemed) the number of AMPS of each such Existing Holder, if any, to be redeemed by the Fund, provided that the Auction Agent has been furnished with the name and telephone number of a person or department at such Agent Member from which it is to request such information. In the absence of receiving any such information with respect to an Existing Holder, from such Existing Holder's Agent Member or otherwise, the Auction Agent may continue to treat such Existing Holder as having ownership of the number of AMPS shown in the Auction Agent's registry of Existing Holders.

(iii) The Auction Agent shall register a transfer of the ownership of AMPS from an Existing Holder to another Existing Holder, or to another Person if permitted by the Fund, only if (A) such transfer is made pursuant to an Auction or (B) if such transfer is made other than pursuant to an Auction, the Auction Agent has been notified of such transfer in writing, in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreement, by such Existing Holder or by the Agent Member of such Existing Holder. The Auction Agent is not required to accept any notice of transfer delivered for an Auction unless it is received by the Auction Agent by 12:00 noon of the Auction Date. The Auction Agent shall rescind a transfer made on the registry of the Existing Holders of any AMPS if the Auction Agent has been notified in writing, in a notice substantially in the form of Exhibit D to the Broker-Dealer Agreement, by the Agent Member or the Broker-Dealer of any Person that (i) purchased any AMPS and the seller failed to deliver such shares or (ii) sold any AMPS and the purchaser failed to make payment to such Person upon delivery to the purchaser of such shares.

(f) The  Auction  Agent may  request  that the  Broker-Dealers,  as set forth in
Section 3.2(b) of the Broker-Dealer Agreements, provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are Beneficial Owners of AMPS. The Auction Agent shall keep confidential any such information and shall not disclose any such information so provided to any Person other than the relevant Broker-Dealer and the Fund, provided that the Auction Agent reserves the right to disclose any such information if it is advised by its counsel that its failure to do so would be unlawful.

2.3      Auction Schedule.

     Subject to Section 3 of Part I of the Statement, the Auction Agent shall normally conduct Auctions weekly (usually Monday for Series M7, Wednesday for Series W7 and Friday for Series F7 and, in the case of Series T28 and Th28, every 28 days after the first Auction) in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to each Broker-Dealer. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

Time                                               Event
By 9:30 a.m.                                       Auction Agent shall advise the Fund and the Broker-Dealers of the
                                                   Reference Rate and the Maximum Rate as set forth in Section
                                                   2.2(d)(i) hereof.
9:30 a.m. - 1:30 p.m.                              Auction Agent shall assemble information communicated to it by
                                                   Broker-Dealers as provided in Section 2(a) of Part II of the
                                                   Statement.  Submission deadline is 1:30 p.m.
Not earlier than 1:30 p.m.                         Auction Agent shall make determinations pursuant to Section 3(a)
                                                   of Part II of the Statement.
By approximately 3:30 p.m.                         Auction Agent shall advise the Fund of the results of the Auction as provided in Section 3(b) of Part II of the Statement.
                                                   Submitted Bids and Submitted Sell Orders will be accepted and rejected in whole or in part and AMPS will be allocated as provided in Section 4 of Part II of the Statement.

                                                   Auction Agent shall give notice of the Auction results as set forth in Section 2.4 hereof.

2.4      Notice of Auction Results.

     On each Auction Date, the Auction Agent will advise each Broker-Dealer who submitted a Bid or Sell Order in an Auction whether such Bid or Sell Order was accepted or rejected in whole or in part and of the Applicable Rate for the next Dividend Period for the related AMPS by telephone or through its Auction Processing System as set forth in Section 1 of the Settlement Procedures.

2.5      Broker-Dealers.

(a) Not later than 12:00 noon on each Dividend Payment Date, the Auction Agent after each Auction will pay a service charge from funds provided by the Fund to each Broker-Dealer on the basis of the purchase price of AMPS placed by such Broker-Dealer at such Auction. The service charge shall be (i) in the case of any Auction Date immediately preceding a Dividend Period of less than one year, the product of (A) a fraction the numerator of which is the number of days in such Dividend Period and the denominator of which is 360, times (B) 1/4 of 1%, times (C) $25,000 times (D) the sum of (I) the aggregate number of AMPS placed by the Broker-Dealer in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by the Broker-Dealer and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by the Broker-Dealer and were purchased as a result of such submission plus (II) the aggregate number of AMPS subject to valid Hold Orders (determined in accordance with Section 2 of Part II of the Statement) submitted to the Auction Agent by the Broker-Dealer plus (III) the number of AMPS deemed to be subject to Hold Orders by Beneficial Owners pursuant to Section 2 of Part II of the Statement that were acquired by the Broker-Dealer for its own account or were acquired by such Beneficial Owners through the Broker-Dealer; and (ii) in the case of any Special Rate Period of one year or longer the amount determined by mutual consent of the Fund and any such Broker-Dealer or Broker-Dealers and shall be based upon a selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, respectively, at the commencement of the Special Rate Period with respect to such Auction.

     For purposes of subclause (a)(D)(II) of the foregoing sentence, if any Beneficial Owner who acquired AMPS through a Broker-Dealer transfers those shares to another Person other than pursuant to an Auction, then the
Broker-Dealer for the shares so transferred shall continue to be the Broker-Dealer, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than that Broker-Dealer, then such Broker-Dealer shall be the Broker-Dealer for such shares.

     Notwithstanding any provision of the Auction Procedures of the Settlement Procedures to the contrary, in the event a Broker-Dealer is an Existing Holder with respect to any AMPS and the Auction Procedures provide that a Broker-Dealer shall be deemed to have submitted a Sell Order in an Auction with respect to such shares if the Broker-Dealer fails to submit an Order in that Auction with respect to such shares, a Broker-Dealer shall have no liability to any Person failing to sell such shares pursuant to such a deemed Sell Order if (i) such shares were transferred by the Beneficial Owner thereof without notification of such transfer in compliance with the Auction Procedures or (ii) a Broker-Dealer has indicated to the Auction Agent pursuant to Section 3.2(c) of this Agreement that, according to the Broker-Dealer's records, the Broker-Dealer is not an Existing Holder of such shares.

(b) The Fund shall not designate any Person to act as a Broker-Dealer, or permit an Existing Holder or a Potential Beneficial Owner to participate in Auctions through any Person other than a Broker-Dealer, without the prior written approval of the Auction Agent, which approval shall not be withheld unreasonably. The Fund may designate an Affiliate or Merrill Lynch, Pierce, Fenner & Smith to act as a Broker-Dealer.

(c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Fund provided that at least one Broker-Dealer Agreement would be in effect for each series of AMPS after such termination.

(d) Subject to Section 2.5(b) hereof, the Auction Agent from time to time shall enter into such Broker-Dealer Agreements as the Fund shall request.

(e)      The Auction Agent shall maintain a list of Broker-Dealers.

2.6      Special Rate Periods.

     The provisions contained in Section 3 of Part I of the Statement concerning Special Rate Periods and the notification of a Special Rate Period will be followed by the Fund and, to the extent applicable, the Auction Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

2.7    Ownership of AMPS and Submission of Bids by the Fund and its Affiliates.
       ------------------------------------------------------------------------

     Neither the Fund nor any Affiliate of the Fund may submit an Order in any Auction, except that an Affiliate of the Fund that is a Broker-Dealer may submit an Order, but only if such Orders are not for its own account. The Fund shall notify the Auction Agent if the Fund or, to the best of the Fund's knowledge, any Affiliate of the Fund becomes a Beneficial Owner of any AMPS. Pursuant to the Statement of the Fund, the Fund and the Fund's Affiliates shall be prohibited from reissuing and its Affiliates will be prohibited from transferring (other than to the Fund or pursuant to an Auction) any AMPS they may acquire; provided that this provision does not prevent a person who is an Affiliate of the Fund from acting as an underwriter in the initial offering of the AMPS. The restrictions in this Section 2.6 shall in no way limit the activities of the Auction Agent. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.6.

2.8      Access to and Maintenance of Auction Records.

     The Auction Agent shall afford to the Fund and its agents, independent public accountants and counsel access at reasonable times during normal business hours to review and make extracts or copies (at the Fund's sole cost and expense) of all books, records, documents and other information concerning the conduct and results of Auctions, provided that any such agent, accountant or counsel shall furnish the Auction Agent with a letter from the Fund requesting that the Auction Agent afford such person access. The Auction Agent shall maintain records relating to any Auction for a period of at least two years after such Auction, and such records, in reasonable detail, shall accurately and fairly reflect the actions taken by the Auction Agent hereunder. The Fund agrees to keep confidential any information regarding the customers of any Broker-Dealer received from the Auction Agent in connection with this Agreement or any Auction, and shall not disclose such information or permit the disclosure of such information without the prior written consent of the applicable Broker-Dealer to anyone except such agent, accountant or counsel engaged to audit or review the results of Auctions as permitted by this Section 2.7. The Fund reserves the right to disclose any such information if it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Broker-Dealer shall have offered indemnification satisfactory to the Fund. Any such agent, accountant or counsel, before having access to such information, shall agree to keep such information confidential and not to disclose such information or permit disclosure of such information without the prior written consent of the applicable Broker-Dealer, provided that such agent, accountant or counsel may reserve the right to disclose any such information if it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Broker-Dealer shall have offered indemnification satisfactory to such agent, accountant or counsel.

2.9      Auction Procedures.

     The provisions contained in Part II of the Statement concerning Auction Procedures will be followed by the Fund and, to the extent applicable, the Auction Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

III.     THE AUCTION AGENT AS PAYING AGENT.

3.1      The Paying Agent.

     The Board of Trustees of the Fund has adopted resolutions appointing Deutsche Bank Trust Company Americas as Auction Agent and dividend paying agent (in such capacity, the "Paying Agent"). The Paying Agent hereby accepts such appointment and agrees to act in accordance with its standard procedures and the provisions of the Statement which are specified herein with respect to the AMPS and as set forth in this Section 3.

3.2      The Fund's Notices to the Paying Agent.

     Whenever any AMPS are to be redeemed, the Fund shall mail a Notice of Redemption by first-class mail, postage prepaid, to each Holder of AMPS being redeemed and to the Paying Agent pursuant to the Statement.

3.3      The Fund to Provide Funds for Dividends and Redemptions.

(a) Not later than 12:00 noon on the Business Day next preceding each Dividend Payment Date, the Fund shall deposit with the Paying Agent an aggregate amount of federal funds or similar same-day funds equal to the declared dividends to be paid to Holders on such Dividend Payment Date and shall give the Paying Agent irrevocable instructions to apply such funds to the payment of such dividends on such Dividend Payment Date.

(b) If the Fund shall give a Notice of Redemption, then by noon of the date fixed for redemption, the Fund shall deposit in trust with the Paying Agent an aggregate amount of Federal Funds or similar same-day funds sufficient to redeem such AMPS called for redemption and shall give the Paying Agent irrevocable instructions and authority to pay the redemption price to the Holders of AMPS called for redemption upon surrender of the certificate or certificates therefor.

3.4      Disbursing Dividends and Redemption Price.

     After receipt of the Federal Funds or similar same-day funds and instructions from the Fund described in Section 3.3 above, the Paying Agent shall pay to the Holders (or former Holders) entitled thereto (i) on each corresponding Dividend Payment Date, dividends on the AMPS, and (ii) on any date fixed for redemption, the redemption price of any AMPS called for redemption. The amount of dividends for any Dividend Period to be paid by the Paying Agent to Holders will be determined by the Fund as set forth in Section 2(e) of Part I of the Statement. The redemption price to be paid by the Paying Agent to the Holders of any AMPS called for redemption will be determined as set forth in
Section 9 of Part I of the Statement.

IV.      THE PAYING AGENT AS TRANSFER AGENT AND REGISTRAR.

4.1      Original Issue of Share Certificates.

     On the Date of Original Issue for any Preferred Share, one certificate for each series of AMPS shall be issued by the Fund and registered in the name of Cede & Co., as nominee of the Securities Depository, and countersigned by the Paying Agent.

4.2      Registration of Transfer or Exchange of Shares.

     Shares of each series of AMPS shall be registered solely in the name of the Securities Depository or its nominee.

4.3      Removal of Legend.

     Any request for removal of a legend indicating a restriction on transfer from a certificate evidencing Preferred Shares shall be accompanied by an opinion of counsel stating that such legend may be removed and such shares may be transferred free of the restriction described in such legend, said opinion to be delivered under cover of a letter from a Fund Officer authorizing the Paying Agent to remove the legend on the basis of said opinion.

4.4      Lost, Stolen or Destroyed Share Certificates.

     The Paying Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Fund and by the Paying Agent, subject at all times to provisions of law, the Statement governing such matters and resolutions adopted by the Fund with respect to lost, stolen or destroyed securities. The Paying Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Fund to the Paying Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Fund to the Paying Agent that such issuance will comply with provisions of applicable law and the Statement and resolutions of the Fund.

4.5      Disposition of Canceled Certificates; Record Retention.

     The Paying Agent shall retain share certificates which have been canceled in transfer or in exchange and accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange Commission (the "Commission") for at least two calendar years from the date of such cancellation. The Paying Agent, upon written request by the Fund, shall afford to the Fund, its agents and counsel access at reasonable times during normal business hours to review and make extracts or copies (at the Fund's sole cost and expense) of such certificates and accompanying documentation. Upon the expiration of this two-year period, the Paying Agent shall deliver to the Fund the canceled certificates and accompanying documentation. The Paying Agent also shall undertake to furnish to the Commission, upon demand, either at its principal office or at any regional office, complete, correct and current hard copies of any and all such records. Thereafter, such records shall not be destroyed by the Fund without the approval of the Paying Agent, which approval shall not be withheld unreasonably, but will be safely stored for possible future reference.

4.6      Share Register.

     The Paying Agent shall maintain the share register, which shall contain a list of the Holders, the number of shares held by each Holder and the address of each Holder. The Paying Agent shall record in the share register any change of address of a Holder upon notice by such Holder. In case of any written request or demand for the inspection of the share register or any other books of the Fund in the possession of the Paying Agent, the Paying Agent will notify the Fund and secure instructions as to permitting or refusing such inspection. The Paying Agent reserves the right, however, to exhibit the share register or other records to any person in case it is advised by its counsel that its failure to do so would be unlawful.

4.7      Return of Funds.

     Any funds deposited with the Paying Agent by the Fund for any reason under this Agreement, including for the payment of dividends or the redemption of AMPS, that remain with the Paying Agent after sixty days shall be repaid to the Fund upon written request by the Fund.

V.       REPRESENTATIONS AND WARRANTIES.

5.1      Representations and Warranties of the Fund.

     The Fund represents and warrants to the Auction Agent that:

(i) the Fund has been duly organized and is validly existing as a statutory trust under the laws of The State of Delaware and has full power to execute and deliver this Agreement and to authorize, create and issue the AMPS;

(ii) the Fund is registered with the Commission under the 1940 Act as a closed-end, diversified, management investment company;

(iii) this Agreement has been duly and validly authorized, executed and delivered by the Fund and constitutes the legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

(iv) the form of the certificates evidencing the Preferred Shares complies with all applicable laws of the State of Delaware;

(v) the AMPS have been duly and validly authorized by the Fund and, upon completion of the initial sale of the AMPS and receipt of payment therefor, will be validly issued by the Fund, fully paid and nonassessable;

(vi) at the time of the offering of the AMPS, the shares offered will be registered under the Securities Act and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of this Agreement or will be required in connection with the issuance of the AMPS, except such action as required by applicable state securities laws;

(vii) the execution and delivery of this Agreement and the issuance and delivery of the AMPS do not and will not conflict with, violate or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Agreement and Declaration of Trust, any order or decree of any court or public authority having jurisdiction over the Fund or any mortgage, indenture, contract, agreement or undertaking to which the Fund is a party or by which it is bound the effect of which conflict, violation, default or breach would be material to the Fund; and

(viii) no taxes are payable upon or in respect of the execution of this Agreement or will be payable upon or in respect of the issuance of the AMPS.

5.2      Representations and Warranties of the Auction Agent.

         The Auction Agent represents and warrants to the Fund that:

(i) The Auction Agent is duly organized and is validly existing as a banking corporation in good standing under the laws of the State of New York and has the corporate power to enter into and perform its obligations under this Agreement; and

(ii) this Agreement has been duly and validly authorized, executed and delivered by the Auction Agent and constitutes the legal, valid and binding obligation of the Auction Agent, enforceable against the Auction Agent in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

VI.      THE AUCTION AGENT.

6.1      Duties and Responsibilities.

(a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any Person except as provided by this Agreement.

(b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

(c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

6.2      Rights of the Auction Agent.

(a) The Auction Agent may conclusively rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent reasonably believes in good faith to have been given by the Fund or by a Broker-Dealer. The Auction Agent may record telephone communications with the Fund or with the Broker-Dealers or with both.

(b) The Auction Agent may consult with counsel of its choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

(d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

(e) The Auction Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

6.3      Compensation, Expenses and Indemnification.

(a) The Fund shall pay to the Auction Agent from time to time compensation for all services rendered by it under this Agreement and under the Broker-Dealer Agreements as shall be set forth in a separate writing signed by the Fund and the Auction Agent.

(b) The Fund shall reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of this Agreement and of the Broker-Dealer Agreements (including the compensation, expenses and disbursements of its agents and counsel), except any expense, disbursement or advance attributable to its negligence or bad faith. In no event shall the Auction Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c) The Fund shall indemnify the Auction Agent for and hold it harmless against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with its agency under the Agreement and the Broker-Dealer Agreements, including the costs and expenses of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties hereunder and thereunder.

6.4      Auction Agent's Disclaimer.

(a) The Auction Agent makes no representation as to the validity or adequancy of the Agreement, the Broker-Dealer Agreements or the AMPS of any series except that the Auction Agent hereby represents that the Agreement has been duly authorized, executed and delivered by the Auction Agent and constitutes a legal and binding obligation of the Auction Agent.

VII.     MISCELLANEOUS.

7.1      Term of Agreement.

(a) The term of this Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Fund may terminate this Agreement at any time by so notifying the Auction Agent, provided that, if any AMPS remain outstanding, the Fund shall have entered into an agreement with a successor auction agent. The Auction Agent may terminate this Agreement upon prior notice to the Fund on the date specified in such notice, which date shall be no earlier than 60 days after delivery of such notice. If the Auction Agent terminates this Agreement while any AMPS remain outstanding, the Fund shall use its best efforts to enter into an agreement with a successor auction agent containing substantially the same terms and conditions as this Agreement.

(b) Except as otherwise provided in this Section 7.1(b), the respective rights and duties of the Fund and the Auction Agent under this Agreement shall cease upon termination of this Agreement. The Fund's representations, warranties, covenants and obligations to the Auction Agent under Section 6.3 hereof shall survive the termination hereof. The Auction Agent's representations, warranties, covenants and obligations under Section 6.1 shall survive the termination hereof. Upon termination of the Agreement with respect to any series of AMPS, the Auction Agent shall, at the Fund's request resign as Auction Agent under the Broker-Dealer Agreements, promptly deliver to the Fund copies of all books and records maintained by it with respect to AMPS in connection with its duties hereunder and to any successor Auction Agent any funds then held by the Auction Agent for the benefit of the Holders of AMPS or the Fund.

7.2      Communications.

     Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

If to the Fund,           Evergreen Managed Income Fund
addressed to:             c/o Evergreen Investment Management Company, LLC

                          200 Berkeley Street
                          Boston, MA 02116-9000
                          Facsimile No.: 617-210-3468
                          Telephone No.: 617-210-3663

If to the Auction Agent,  Deutsche Bank Trust Company Americas Corporate Trust &
addressed to:             Agency Services
                          60 Wall Street, 27th
                          Floor
                          New York, NY 10005
                          Facsimile No.: 212- 797-8600
                          Telephone No.: 212- 250-6645

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Fund by a Fund Officer and on behalf of the Auction Agent by an Authorized Officer.

7.3      Entire Agreement.

This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof, except for agreements relating to the compensation of the Auction Agent.

7.4      Benefits.

     Nothing herein, express or implied, shall give to any Person, other than the Fund, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

7.5      Amendment; Waiver.

(a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

(b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

7.6      Successors and Assigns.

     The Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Fund and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party, which consent shall not be unreasonably withheld.



7.7      Severability.

     If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

7.8      Execution in Counterparts.

     This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

7.9      Governing Law.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in said state.

7.10     Limitation of Liability.

     The Fund's Amended and Restated Certificate of Trust is on file with the Secretary of State of The State of Delaware. This Agreement is executed on behalf of the Fund by the Fund's officers as officers and not individually, and the obligations imposed upon the Fund by this Agreement are not binding upon any of the Fund's Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

                           [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                      EVERGREEN MANAGED INCOME
                                        FUND
                                      By:
                                      Name: Michael H. Koonce
                                      Title:   Secretary


                                      DEUTSCHE BANK TRUST
                                        COMPANY AMERICAS
                                      By:
                                      Name: Linda Reale
                                      Title:   Vice President

                                     EXHIBIT A







                             EVERGREEN MANAGED INCOME FUND

                         DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                   as Auction Agent
                                -----------------------

                            FORM OF BROKER-DEALER AGREEMENT

                             dated as of August [ ], 2003

                                      Relating to

                       Auction Market Preferred Shares ("AMPS")

                                      Series T28
                                      Series Th28
                                       Series M7
                                       Series W7
                                     and Series F7

                                          of

                             EVERGREEN MANAGED INCOME FUND

                            ---------------------------

                MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                              BROKER-DEALER AGREEMENT

     This Broker-Dealer Agreement dated as of August [ ], 2003, is between DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of EVERGREEN MANAGED INCOME FUND (the "Fund"), pursuant to authority granted to it in the Auction Agency Agreement dated as of August [ ], 2003, between the Fund and the Auction Agent (the "Auction Agency Agreement")) and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (together with its successors and assigns, "BD").

     The Fund proposes to issue five series of auction market preferred shares, designated Series T28 Preferred Shares, liquidation preference $25,000 per share, Series Th28 Preferred Shares, liquidation preference $25,000 per share, Series M7 Preferred Shares, liquidation preference $25,000 per share, Series W7 Preferred Shares, liquidation preference $25,000 per share, and Series F7 Preferred Shares, liquidation preference $25,000 per share, (collectively, the "AMPS"), pursuant to the Fund's Statement of Preferences (as defined below).

     The Fund's Statement of Preferences provides that for each subsequent Dividend Period of AMPS then outstanding, the Applicable Rate for each series of AMPS for each subsequent Dividend Period shall be equal to the rate per annum that results from an Auction for Outstanding shares of each Series on the respective Auction Date therefor next preceding the period from and after the Date of Original Issue to and including the last day of the initial Dividend Period. The Board of Directors of the Fund has adopted a resolution appointing Deutsche Bank Trust Company Americas as Auction Agent for purposes of the Auction Procedures, and pursuant to Section 2.5 of the Auction Agency Agreement, the Fund has requested and directed the Auction Agent to execute and deliver this Agreement.

     The  Auction   Procedures   require  the   participation  of  one  or  more
Broker-Dealers.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Auction Agent and BD agree as follows:

                  DEFINITIONS AND RULES OF CONSTRUCTION.

1.1      Terms Defined by Reference to the Statement of Preferences.
         ----------------------------------------------------------

          Capitalized terms not defined herein shall have the respective meanings specified in the Statement of Preferences.

1.2      Terms Defined Herein.

          As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

(a) "Agent Member" of any Person shall mean the member of, or participant in, the Securities Depository that will act on behalf of a Bidder.

(b) "Auction" shall have the meaning specified in Section 2.1 of the Auction Agency Agreement.

(c) "Auction Procedures" shall mean the Auction Procedures that are set forth in Part II of the Statement of Preferences.

(d) "Authorized Officer" of the Auction Agent shall mean each Vice President, Assistant Vice President and Associate of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a written communication to BD.

(e) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

(f) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

(g) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit D.

(h) "Statement of Preferences" shall mean the Statement of Preferences for Preferred Shares of the Fund dated as of [ ], 2003 specifying the powers, preferences and rights of the AMPS.

1.3      Rules of Construction.

          Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this
     Agreement:

(a) Words importing the singular number shall include the plural number and vice versa.

(b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

(c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

(d) All references herein to a particular time of day shall be to New York City time.

(e) Sections I, II, and III hereof shall be read in conjunction with the Statement of Preferences and in the event of any conflict with the
     Statement  of  Preferences,   the  Statement  of  Preferences   shall  take
     precedence.

         NOTIFICATION OF DIVIDEND.

     The provisions contained in Section 3 of Part I of the Statement of Preferences concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein. THE AUCTION.

1.4 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

(a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the AMPS, for each Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

(b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

(c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in the Statement of Preferences may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

(d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Fund, by notice to BD and all other Broker-Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

1.5      Preparation for Each Auction.

(a) Not later than 9:30 A.M. on each Auction Date for the AMPS, the Auction Agent shall advise BD by telephone or other electronic means of communication acceptable to the parties of the Maximum Rate and the Reference Rate(s) in effect on such Auction Date.

(b) The Auction Agent from time to time may, but shall not be obligated to, request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of AMPS. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Fund; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or
     (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage, or expense for which it has not received indemnity or security satisfactory to it. In the event that the Auction Agent is required to disclose information in accordance with the foregoing sentence, it shall provide written notice of such requirement to BD as promptly as practicable. The Auction Agent shall, subject to the terms of the Auction Agency Agreement, transmit any list of customers BD believes are Beneficial Owners of AMPS and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, -------- ------- that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

1.6      Auction Schedule; Method of Submission of Orders.
         ------------------------------------------------

(a) The Fund and the Auction Agent shall conduct Auctions for AMPS in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give written notice of any such change to BD, which shall have the right to review such change. Such notice shall be received one Business Day prior to the first Auction Date on which any such change shall be effective.

Time                                       Event
By 9:30 A.M.                               Auction Agent shall advise the Fund and the Broker-Dealers of the Maximum
                                           Rate and the Reference Rate(s) as set forth in Section 3.2(a) hereof.
9:30 A.M. - 1:30 P.M.                      Auction Agent shall assemble information communicated to it by
                                           Broker-Dealers as provided in Section 3(a) of Part II of the Statement of
                                           Preferences.  Submission Deadline is 1:30 P.M.
Not earlier than 1:30 P.M.                 Auction Agent shall make determinations pursuant to Section 3(a) of
                                           Part II of the Statement of Preferences.
By approximately 3:30 P.M.                 Auction Agent shall advise the Fund of the results of the Auction as provided in Section 3(b) of Part II of the Statement of Preferences.
                                           Submitted Bids and Submitted Sell Orders will be accepted and rejected in whole or in part and AMPS will be allocated as provided in Section 4 of
                                           Part II of the Statement of Preferences.
                                           Auction Agent shall give notice of the Auction results as set forth in
                                           Section 3.4(a) hereof.

(b) BD may designate one or more individuals in its organization who will coordinate its procedures in connection with Auctions and purchases and sales of the AMPS.

(c) BD agrees to maintain a list of Potential Beneficial Owners and, subject to existing laws and regulations, to contact the Potential Beneficial Owners on such list whom BD believes may be interested in participating in the Auction on or prior to each Auction Date for the purposes set forth in
     Section 2 of Part II of the Statement of Preferences. Nothing herein shall require BD to submit an order for any Potential Beneficial Owner in any Auction.

(d) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit A. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

(e) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit B, of transfers of AMPS, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit C, of the failure of AMPS to be transferred to or by any Person that purchased or sold AMPS through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

1.7      Notice of Auction Results.

(a) On each Auction Date, the Auction Agent shall notify BD, by telephone or other electronic means acceptable to the parties, of the results of the Auction. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

(b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order, and take such other action as is required of BD.

     If any Beneficial Owner or Existing Holder selling AMPS in an Auction fails to deliver such shares, the Broker-Dealer of any Person that was to have purchased AMPS in such Auction may deliver to such Person a number of whole shares of AMPS that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of AMPS to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such Broker-Dealer shall deliver to the Auction Agent the notice required by Section 3.3(e)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of AMPS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(e) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b).

1.8      Service Charge to be Paid to BD.
         -------------------------------

     No later than 12:00 noon on the Business Day next succeeding each Auction Date, the Auction Agent shall pay a service charge to BD from moneys received from the Fund to each Broker-Dealer on the basis of the purchase price of AMPS placed by such Broker-Dealer at such Auction. For the avoidance of doubt, only one Broker-Dealer shall be considered to have placed a particular share of AMPS at any particular Auction. The service charge shall be: (a) in the case of any Auction Date immediately preceding a Dividend Period of less than one year, the product of (i) a fraction the numerator of which is the number of days in such Dividend Period and the denominator of which is 360, times (ii) 1/4 of 1%, times
(iii) $25,000, times (iv) the sum of (A) the aggregate number of AMPS placed by BD in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of AMPS subject to valid Hold Orders (determined in accordance with Section 2 of Part II of the Statement of Preferences) submitted to the Auction Agent by BD plus (C) the number of AMPS deemed to be subject to Hold Orders by Beneficial Owners pursuant to Section 2 of Part II of the
Statement of Preferences that were acquired by BD for its own account or were acquired by such Beneficial Owners through BD; and (b) in the case of any Auction Date immediately preceding a Special Dividend Period of one year or longer, that amount as mutually agreed upon by the Fund and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Dividend Period.

     For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired AMPS through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

                  MISCELLANEOUS.

1.9      Termination.

     Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if the Broker-Dealer is Merrill Lynch, Pierce, Fenner & Smith Incorporated neither Merrill Lynch, Pierce, Fenner & Smith Incorporated nor the Auction Agent may terminate this Agreement without first obtaining the prior written consent of the Fund to such termination, which consent shall not be withheld unreasonably. This Agreement shall automatically terminate upon the redemption of all outstanding AMPS or upon termination of the Auction Agent Agreement.

1.10     Force Majeure.

     Neither party to this Agreement shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the parties shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

1.11 Participant  in  Securities  Depository;  Payment of  Dividends in Same-Day
     Funds.


(a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

(b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the AMPS available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

1.12     Communications.

     Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

If to the Auction Agent,
addressed to:             Deutsche Bank Trust Company Americas
                          Corporate Trust & Agency Services
                          60 Wall Street, 27th Floor
                          New York, NY 10005
                          Attention: Auction Rate Securities
                          Telephone No.: 212-250-6645
                          Facsimile No.: 212-797-8600
If to the BD,
addressed to:             Merrill Lynch, Pierce, Fenner & Smith Incorporated.
                          4 World Financial Center
                          New York, NY 10080
                          Attn: Frances P. Constable, Variable Rate Preferred
                          Trading Desk
                          Telephone No.: 212-449-4941
                          Facsimile No.: 212-449-2761

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

1.13     Entire Agreement.

     This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

1.14     Benefits.

     Nothing in this Agreement, express or implied, shall give to any person, other than the Fund, the Auction Agent and BD and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

1.15     Amendment; Waiver.

(a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

(b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

1.16     Successors and Assigns.

     This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party.

1.17     Severability.

     If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

1.18     Execution in Counterparts.

     This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

1.19     Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

1.20     Jurisdiction.

     The parties agree that all actions and proceedings arising out of this Broker-Dealer Agreement or any of the transactions contemplated hereby shall be brought in the County of New York, and, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such County. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby. [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                         DEUTSCHE BANK TRUST COMPANY AMERICAS, As Auction Agent


                         By:
                              -------------------------------------------------
                              Name:
                              Title:

                         MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


                         By:
                              -------------------------------------------------
                              Name:
                              Title:

                               EXHIBIT A

                    DEUTSCHE BANK TRUST COMPANY AMERICAS
                              AUCTION BID FORM


Submit To:                                             Issue:
---------                                              -----
Deutsche Bank Trust Company Americas                   EVERGREEN MANAGED INCOME FUND
Corporate Trust & Agency Services                      Auction Market Preferred Shares, Series T28, Series Th28,
60 Wall Street, 27th Floor                             Series M7, Series W7, and Series F7 ("AMPS")
New York, NY 10005
Attention: Auction Rate Securities
Telephone No.: 212-250-6645
Facsimile No.: 212-797-8600

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below: Name of Bidder: ________________________________

                                          BENEFICIAL OWNER
Shares of Series now held                        HOLD
                         --------------------        --------------
                                                 BID at rate of_______________
                                                 SELL
                                                     __________________


                               POTENTIAL BENEFICIAL OWNER
                                            # of shares of Series___________
                                            BID at rate of___________ Notes:

     (1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

     (2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

     (3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

     (4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

     (5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

     (6) An Order must be submitted in whole shares of AMPS with an aggregate liquidation preference of $25,000.

         MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

         Authorized Signature
                             ------------------------------------------

                                  EXHIBIT B

    (Note: To be used only for transfers made other than pursuant to an Auction)

                                TRANSFER FORM

         Re:      EVERGREEN MANAGED INCOME FUND
                  Auction Market Preferred Shares ("AMPS")
We are (check one):
     [  ]     the Existing Holder named below;
     [  ]     the Broker-Dealer for such Existing Holder; or
     [  ]     the Agent Member for such Existing Holder.
     We hereby notify you that such Beneficial Owner has transferred _________ Series ___ AMPS to ______________________________




                                           (Name of Existing Holder)



                                           (Name of Broker-Dealer)



                                           (Name of Agent Member)



By:
     ---------------------------------------
     Printed Name:
     Title:

                                  EXHIBIT C

(Note: To be used only for failures to deliver or to pay for AMPS sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

         We are a Broker-Dealer for _____________________ (the "Purchaser"), which purchased _______ Series ___ AMPS of EVERGREEN MANAGED INCOME FUND in the Auction held on ____________________ from the seller of such shares.

         We hereby notify you that (check one):
______ the Seller failed to deliver such shares to the Purchaser.
______ the Purchaser failed to make payment to the Seller upon delivery of such shares.

                        Name:
                              --------------------------------------------
                              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


                        By:
                              --------------------------------------------
                              Printed Name:
                              Title:

                                     EXHIBIT D

                               SETTLEMENT PROCEDURES

     The following summary of Settlement Procedures sets forth the procedures expected to be followed in connection with the settlement of each Auction and will be incorporated by reference in the Broker-Dealer Agreement.


1. On each Auction Date, the Auction Agent shall notify by telephone, facsimile or other means of electronic communication acceptable to the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner of:

     (a)  the Applicable Rate fixed for the next succeeding Dividend Period;

     (b) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

     (c) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or Sell Order on behalf of a Beneficial Owner, the number of AMPS, if any, to be sold by such Beneficial Owner;

     (d) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Beneficial Owner, the number of AMPS, if any, to be purchased by such Potential Beneficial Owner;

     (e) if the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of AMPS and the number of such shares to be purchased from one or more Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Potential Beneficial Owners on whose behalf each of such Buyer's Broker-Dealers acted;

     (f) if the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of AMPS and the number of such shares to be sold to one or more Potential Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Beneficial Owners on whose behalf each of such Seller's Broker-Dealers acted; and

     (g) the Auction Date of the next succeeding Auction with respect to the AMPS.

2. On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner shall:

     (a) (i) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Beneficial Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of AMPS to be purchased pursuant to such Bid against receipt of such shares and advise such Potential Beneficial Owner of the Applicable Rate for the next succeeding Dividend Period, and, (ii) in the case that the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, as described in 1(f), then such Buyer's Broker-Dealer shall instruct each Potential Beneficial Owner of such excess AMPS to instruct such Potential Beneficial Owner's Agent Member to pay to the Seller's Broker-Dealer (or its Agent Member), the names of whom are to be provided pursuant to 1(f), through the Securities Depository the amount necessary to purchase the number of such excess AMPS to be purchased by such Potential Beneficial Owner against receipt of such shares;

     (b) (i) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Beneficial Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Beneficial Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of AMPS to be sold pursuant to such Order against payment therefor and advise any such Beneficial Owner that will continue to hold AMPS of the Applicable Rate for the next succeeding Dividend Period, and, (ii) in the case that the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid, as described in 1(e), then such Seller's Broker-Deal shall instruct each Beneficial Owner of such excess AMPS to instruct such Beneficial Owner's Agent Member to deliver to the Buyer's Broker-Dealer (or its Agent Member), the names of whom are to be provided pursuant to 1(e), through the Securities Depository the number of AMPS to be sold pursuant to such Order against payment therefor;

     (c) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

     (d) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

     (e)  advise  each   Potential   Beneficial   Owner  on  whose  behalf  such
          Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

3. On the basis of the information provided to it pursuant to 1. above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Beneficial Owner or a Beneficial Owner shall, in such manner and at such time or times as in its sole discretion it may determine, allocate any funds received by it pursuant to 2(a) above and any AMPS received by it pursuant to 2(b) above among the Potential Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to 1(e) or 1(f) above.

4.   On each Auction Date:

     (a) each Potential Beneficial Owner and Beneficial Owner shall instruct its Agent Member as provided in 2(a) or (b) above, as the case may be;

     (b) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) deliver the shares to be sold pursuant to 2(b)(ii) above through the Securities Depository to any Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to 1(e) above against payment therefor; and (B) pay through the Securities Depository to the Agent Member of the seller of such shares against receipt of such shares, and

     (c) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to any Seller's Broker-Dealer (or its Agent Member) identified pursuant to 1(f) above the amount necessary to purchase the shares to be purchased pursuant to 2(a)(ii) above against receipt of such shares, and (B) deliver such shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

5.   On the day after the Auction Date:

     (a) each Bidder's Agent Member referred to in 4(a) above shall instruct the Securities Depository to execute the transactions described in 2(a) or (b) above, and the Securities Depository shall execute such transactions;

     (b) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in 4(b) above, and the Securities Depository shall execute such transactions; and

     (c) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in 4(c) above, and the Securities Depository shall execute such transactions.

6. If a Beneficial Owner selling AMPS in an Auction fails to deliver such shares (by authorized book-entry), a Broker-Dealer may deliver to the Potential Beneficial Owner on behalf of which it submitted a Bid that was accepted a number of whole AMPS that is less than the number of shares that otherwise was to be purchased by such Potential Beneficial Owner. In such event, the number of AMPS to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph 6., any delivery or non-delivery of shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements.